UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2019

CBS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 West 52nd Street New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 975-4321

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	CBS.A	New York Stock Exchange
Class B Common Stock, $0.001 par value	CBS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ( § 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 13, 2019, CBS Corporation, a Delaware corporation (“CBS” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Viacom Inc., a Delaware corporation (“Viacom”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Viacom will merge with and into CBS (the “Merger”), with CBS surviving as the surviving corporation (the “Surviving Corporation”). At the effective time of the Merger (the “Effective Time”), the name of the Surviving Corporation will be changed to ViacomCBS Inc.

The Merger Agreement and the transactions contemplated thereby were approved by the unanimous vote of those members of CBS’ Board of Directors (the “CBS Board”) present (each of whom is unaffiliated with National Amusements, Inc., a Maryland corporation and a controlling stockholder of each of CBS and Viacom (“NAI”)), acting upon the unanimous recommendation of a special transaction committee composed of independent directors of the CBS Board, and by the unanimous vote of those members of Viacom’s Board of Directors (the “Viacom Board”) present (each of whom is unaffiliated with NAI), acting upon the unanimous recommendation of a special transaction committee composed of independent directors of the Viacom Board. More than two-thirds of the members of the CBS Board unaffiliated with NAI (and all of those unaffiliated directors who voted on the transaction) have approved the transaction, as required in order to permit NAI to consent to the transaction under the terms of the settlement and release agreement that was entered into among CBS, NAI, NAI Entertainment Holdings LLC, a Delaware limited liability company and a wholly owned subsidiary of NAI (“NAI Entertainment” and, together with NAI, the “NAI Parties”) and certain other parties on September 9, 2018 (the “Settlement Agreement”).

At the Effective Time, (1) each share of Class A common stock, par value $0.001 per share, of Viacom (“Viacom Class A Common Stock”) issued and outstanding immediately prior to the Effective Time, other than shares held by Viacom as treasury shares or held by CBS, will be converted automatically into 0.59625 shares of Class A common stock, par value $0.001 per share, of CBS (“CBS Class A Common Stock”) and (2) each share of Class B common stock, par value $0.001 per share, of Viacom issued and outstanding immediately prior to the Effective Time, other than shares held by Viacom as treasury shares or held by CBS, will be converted automatically into 0.59625 shares of Class B common stock, par value $0.001 per share, of CBS (“CBS Class B Common Stock” and together with CBS Class A Common Stock, “CBS Common Stock”).

No fractional shares of CBS Common Stock will be issued in the Merger, and the stockholders of Viacom will receive cash in lieu of any fractional shares of CBS Common Stock. Each share of CBS Class A Common Stock and each share of CBS Class B Common Stock issued and outstanding immediately prior to the Effective Time will remain an issued and outstanding share of CBS Class A Common Stock and CBS Class B Common Stock, respectively, and will not be affected by the Merger.

At the Effective Time, each Viacom equity award outstanding immediately prior to the Effective Time will be converted automatically into the same type of award with respect to CBS Common Stock, generally on the same terms and conditions, but after providing that (1) the number of shares subject to, and, if applicable, the exercise price of, an award will be adjusted in order to preserve the value of the award following the Merger, (2) all performance conditions will be measured based on the attainment of actual performance if the performance period has been completed prior to the Effective Time, and otherwise at target performance, and (3) awards held by non-employee directors who will not serve on the board of directors of the Surviving Corporation (the “Surviving Corporation Board”) will vest immediately prior to the Effective Time.

At the Effective Time, each CBS equity award outstanding immediately prior to the Effective Time will continue to remain outstanding as a stock-based award of CBS and will not be affected by the Merger except that (1) all performance conditions will be measured based on the attainment of actual performance if the performance period has been completed prior to the Effective Time, and otherwise at target performance and (2) awards held by non-employee directors who will not serve on the Surviving Corporation Board will vest immediately prior to the Effective Time.

Governance Matters

The Merger Agreement provides that, among other things, as of the Effective Time, (1) Robert M. Bakish, the current President and Chief Executive Officer of Viacom, will serve as President and Chief Executive Officer of the Surviving Corporation, (2) Joseph R. Ianniello, the current President and Acting Chief Executive Officer of CBS, will serve as Chairman and Chief Executive Officer of the CBS business of the Surviving Corporation, (3) Christina Spade, the current Executive Vice President, Chief Financial Officer of CBS, will serve as Executive Vice President, Chief Financial Officer of the Surviving Corporation, and (4) Christa A. D’Alimonte, the current Executive Vice President, General Counsel and Secretary of Viacom, will serve as Executive Vice President, General Counsel and Secretary of the Surviving Corporation. As of the Effective Time, Mr. Ianniello and Mses. D’Alimonte and Spade will report to Mr. Bakish.

The Merger Agreement further provides that, as of the Effective Time, the Surviving Corporation Board will consist of thirteen members, comprised of (1) six directors of CBS in office as of immediately prior to the Effective Time (together with any of their replacements who are recommended and approved in accordance with the bylaws of the Surviving Corporation, the “Initial CBS Directors”), as follows: Candace K. Beinecke, Barbara M. Byrne, Brian Goldner, Linda M. Griego, Susan Schuman and Frederick O. Terrell, (2) four directors of Viacom in office as of immediately prior to the Effective Time (together with any of their replacements who are recommended and approved in accordance with the bylaws of the Surviving Corporation, the “Initial Viacom Directors”), as follows: Judith McHale, Ronald Nelson, Charles E. Phillips, Jr. and Nicole Seligman, (3) two directors designated by NAI, one of whom shall be Shari E. Redstone, who will serve as the Surviving Corporation’s non-executive Chair, and one of whom shall be Robert N. Klieger, and (4) Mr. Bakish, the President and Chief Executive Officer of the Surviving Corporation as of the Effective Time ((1) through (4) collectively, the “Post-Merger Directors”). If any of the foregoing Initial CBS Directors or Initial Viacom Directors, as of immediately prior to the Effective Time, (A) is not a director of CBS (in the case of an Initial CBS Director) or of Viacom (in the case of an Initial Viacom Director) who is unaffiliated with NAI, (B) fails to qualify as an “independent director” under the listing standards of the New York Stock Exchange and the applicable rules of the Securities and Exchange Commission (“SEC”) or (C) declines to or is otherwise incapable of serving on the Surviving Corporation Board for any reason, the special transaction committee of CBS (in the case of an Initial CBS Director) or Viacom (in the case of an Initial Viacom Director) will be entitled to select an alternative member of the Surviving Corporation Board who is (x) both “independent” under applicable stock exchange and SEC rules and unaffiliated with NAI (an “Unaffiliated Independent Director”), (y) reasonably acceptable to the special transaction committee of the other party, and (z) acceptable to NAI, and such director will become, upon appointment, an Initial CBS Director or an Initial Viacom Director, as applicable. In addition, the Merger Agreement provides that the Surviving Corporation will have (I) an Audit Committee, chaired by Ms. Byrne, an Initial CBS Director, (II) a Compensation Committee, chaired by Mr. Goldner, an Initial CBS Director, and (III) a Nominating and Governance Committee, chaired by Ms. Seligman, an Initial Viacom Director.

As of the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation will be amended and restated. The amended and restated bylaws will provide that, among other things, for a period of two years following the closing (the “Closing”) of the Merger and the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”), unless the Surviving Corporation Board adopts a resolution to the contrary that was approved by (1) a majority of the Unaffiliated Independent Directors then in office, (2) two of the Initial CBS Directors then in office and (3) two of the Initial Viacom Directors then in office ((1) through (3) collectively, the “Requisite Approval”), (i) the number of directors constituting the entire Surviving Corporation Board will be fixed at thirteen members and (ii) any vacancy on the Surviving Corporation Board resulting from the departure of any Initial CBS Director or any Initial Viacom Director will be filled by a nominee approved by Requisite Approval upon the recommendation of the Nominating and Governance Committee (acting by a majority vote) following customary public company practices. In addition, in order for the director filling such vacancy to constitute an Initial CBS Director or an Initial Viacom Director, a majority of the Initial CBS Directors then in office or a majority of the Initial Viacom Directors then in office, as applicable, must vote in favor of such person becoming an Initial CBS Director or an Initial Viacom Director, respectively. In the event of any vacancy on the Surviving Corporation Board resulting from the departure of any NAI-affiliated director, such vacancy may be filled by the stockholders of the Surviving Corporation in accordance with the amended and restated bylaws and the amended and restated certificate of incorporation, which will reflect certain of these and other governance provisions.

As of the Effective Time, the bylaws of the Surviving Corporation will also provide that the approval of the Surviving Corporation Board acting by Requisite Approval will be required for (1) the election, hiring, appointment, termination or removal of the Chairman and Chief Executive Officer of the CBS business, (2) any modification to any of the duties, authority or reporting relationships of the Chairman and Chief Executive Officer of the CBS business having a material effect and (3) any modification to the compensation arrangements of the Chairman and Chief Executive Officer of the CBS business having a material effect, in each case, for a period of 15 months following the Closing. Additionally, the amended and restated bylaws of the Surviving Corporation will provide that the approval of the Surviving Corporation Board acting by Requisite Approval will be required for (A) the election, hiring or appointment of certain executive officers, (B) the termination or removal of the Chief Executive Officer or certain other executive officers, (C) any modification to any of the duties, authority or reporting relationships of the Chief Executive Officer or certain other executive officers having a material effect and (D) any modification to the compensation arrangements of the Chief Executive Officer or certain other executive officers having a material effect, in each case, for a period of two years following the Closing.

No Solicitation; Change of Recommendation

The Merger Agreement provides that, during the period from the date of the Merger Agreement until the Effective Time or, if earlier, the termination of the Merger Agreement as permitted by its terms, each of CBS and Viacom will be subject to certain restrictions on their ability to solicit alternative acquisition proposals from third parties, to provide non-public information to third parties, to engage in discussions with third parties regarding alternative acquisition proposals and to enter into any agreement constituting a Comet Acquisition Proposal (as defined in the Merger Agreement) or a Venus Acquisition Proposal (as defined in the Merger Agreement), as applicable, subject to customary exceptions. In addition, the CBS Board and the Viacom Board have committed to recommend that their respective stockholders adopt the Merger Agreement, subject to customary exceptions permitting a change of recommendation in certain circumstances.

Conditions

Consummation of the Merger is subject to certain customary conditions, including adoption of the Merger Agreement by the holders of a majority of the outstanding shares of CBS Class A Common Stock and by the holders of a majority of the outstanding shares of Viacom Class A Common Stock, the shares of CBS Common Stock to be issued in the Merger having been approved for listing on the New York Stock Exchange, the effectiveness of the registration statement of CBS pursuant to which shares of CBS Common Stock to be issued in the Merger will be registered with the SEC, the receipt of specified regulatory approvals, the receipt by each of CBS and Viacom of certain tax opinions and the resignation of certain directors and officers of CBS and Viacom. The obligation of each of CBS and Viacom to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality qualifications, including qualifications with respect to a Venus Material Adverse Effect and qualifications with respect to a Comet Material Adverse Effect (as such terms are defined in the Merger Agreement), as applicable), and the other party having performed in all material respects its obligations under the Merger Agreement.

Pursuant to the terms of the Merger Agreement, each of CBS and Viacom is required to use reasonable best efforts to consummate the Merger.

Termination

The Merger Agreement provides for certain termination rights for CBS and Viacom, including, among other things, the right of either party to terminate the Merger Agreement (1) if the Merger is not consummated by May 13, 2020, (2) if there is any order issued by a court or other governmental entity prohibiting the Merger, so long as the terminating party was not the primary cause of such order being issued or (3) if the other party has breached or failed to perform any representation, warranty, covenant or agreement contained in the Merger Agreement in a manner that causes the closing conditions as to the accuracy of representations and warranties or performance of covenants not to be satisfied, and such breach or failure is not cured or is not reasonably capable of being cured prior to May 13, 2020, so long as the terminating party has not breached any of its representations, warranties, covenants or agreements contained in the Merger Agreement in a manner that causes the closing conditions as to the accuracy of representations and warranties or performance of covenants not to be satisfied. Pursuant to the Merger Agreement, each of CBS and Viacom may also terminate the Merger Agreement (A) if, prior to the other party obtaining the required approval of its stockholders, the board of directors or special transaction committee of such other party changes its recommendation that the stockholders of such other party adopt the Merger Agreement or (B) if, prior to obtaining the required approval of its stockholders, its board of directors or special transaction committee authorizes it, subject to certain conditions, to enter into a definitive agreement with respect to a Comet Superior Proposal or a Venus Superior Proposal (as such terms are defined in the Merger Agreement), as applicable.

In the event that (1) CBS terminates the Merger Agreement in connection with a Venus Adverse Recommendation Change (as such term is defined in the Merger Agreement) or (2) Viacom terminates the Merger Agreement in connection with the entry into a definitive agreement relating to a Venus Superior Proposal, Viacom would be required to pay CBS a termination fee of $373,000,000. In the event that (A) Viacom terminates the Merger Agreement in connection with a Comet Adverse Recommendation Change (as such term is defined in the Merger Agreement) or (B) CBS terminates the Merger Agreement in connection with the entry into a definitive agreement relating to a Comet Superior Proposal, CBS would be required to pay Viacom a termination fee of $560,000,000.

Representations, Warranties and Covenants

The Merger Agreement contains representations and warranties and covenants customary for a transaction of this nature, including, among other things, covenants by CBS and Viacom to conduct their respective businesses in the ordinary course during the period between the execution of the Merger Agreement and the consummation of the Merger.

Important Statement regarding the Merger Agreement. The Merger Agreement has been included to provide investors with information regarding terms of the Transactions. It is not intended to provide any other factual information about the Company, Viacom or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations, qualifications or other particulars agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts as well as by information contained in each party’s documents filed with the SEC since January 1, 2017, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Support Agreement

Concurrently with the execution of the Merger Agreement, CBS and Viacom entered into a support agreement (the “Support Agreement”) with the NAI Parties. Pursuant to the Support Agreement, the NAI Parties have agreed to (1) deliver written consents with respect to at least a majority of the issued and outstanding shares of CBS Class A Common Stock approving the adoption of the Merger Agreement, the issuance of shares of CBS Common Stock contemplated to be issued thereunder and the amendment and restatement of CBS’ current certificate of incorporation and CBS’ current bylaws and (2) deliver written consents with respect to at least a majority of the issued and outstanding shares of Viacom Class A Common Stock approving the adoption of the Merger Agreement, in each case on the terms and conditions set forth therein. As of August 13, 2019, the NAI Parties beneficially owned approximately 78.9% of CBS Class A Common Stock outstanding and 79.8% of Viacom Class A Common Stock outstanding.

Under the terms of the Support Agreement, the NAI Parties are generally prohibited from transferring ownership of CBS Class A Common Stock and Viacom Class A Common Stock prior to the earlier of the consummation of the Merger and the termination of the Merger Agreement in accordance with its terms if, after such transfer of ownership, the NAI Parties in the aggregate would beneficially own less than a majority of the issued and outstanding shares of CBS Class A Common Stock or Viacom Class A Common Stock. Each of CBS and Viacom is restricted from issuing new voting shares until the record date for its stockholder approval.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Governance Agreement

Concurrently with the execution and delivery of the Merger Agreement, CBS, Viacom, the NAI Parties and certain other persons affiliated or associated with NAI entered into a governance agreement (the “Governance Agreement”, and together with the Merger Agreement and the Support Agreement, the “Transaction Documents”), which will become effective at the Effective Time, and which will govern, among other things, the composition of the Surviving Corporation Board following the Closing until the second anniversary of the Closing.

Surviving Corporation Board

Pursuant to the terms of the Governance Agreement, unless the Surviving Corporation Board determines otherwise with the Requisite Approval, the Surviving Corporation and the NAI Parties are required to take such actions as are necessary to ensure that (1) the Post-Merger Directors constitute the only members of the Surviving Corporation Board until the second anniversary of the Closing and (2) in the event of any vacancy on the Surviving Corporation Board prior to the second anniversary of the Closing due to a director’s removal, death, retirement or resignation, or a vacancy existing by virtue of there being fewer than thirteen members of the Surviving Corporation Board at the Effective Time, (i) if such vacancy results from the departure of an NAI-affiliated director, such vacancy will be filled by an individual designated by the NAI Parties, (ii) if such vacancy results from the departure of the chief executive officer of the Surviving Corporation, such vacancy will be filled by the new chief executive officer upon appointment by the Surviving Corporation Board, and (iii) any other vacancy will be filled by an Unaffiliated Independent Director approved with the Requisite Approval upon the recommendation of the Nominating and Governance Committee (acting by a majority vote) following customary public company practices.

The Governance Agreement also provides, among other things, that the NAI Parties will not take actions that would result in (1) the Surviving Corporation Board being comprised of less than a majority of directors who are Unaffiliated Independent Directors, (2) either of the Compensation Committee or Nominating and Governance Committee not being comprised entirely of Unaffiliated Independent Directors or (3) the Surviving Corporation availing itself of any “controlled company” exemption under the New York Stock Exchange or, if applicable, Nasdaq Global Select Market listing standards.

Extraordinary Transactions

Pursuant to the Governance Agreement, the NAI Parties have agreed, until the second anniversary of the Closing, to give good faith consideration to any business combination transaction or other strategic alternative involving the Surviving Corporation that the Unaffiliated Independent Directors determine may be in the best interests of Surviving Corporation and its stockholders.

The foregoing description of the Governance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Governance Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Amendment to Settlement Agreement

Concurrently with the execution of the Transaction Documents, the Company and certain directors of the Company entered into an amendment (the “Amendment”) to the Settlement Agreement. The Amendment, which will become effective from and after the Effective Time, provides for the deletion of certain forward-looking provisions in the Settlement Agreement relating to CBS’ board composition, CBS’ independence and extraordinary transactions, which matters will be governed by the Governance Agreement from and after the Effective Time.

Other than as expressly modified pursuant to the Amendment, the Settlement Agreement, which was filed as Exhibit 10(a) to the Current Report on Form 8-K filed by CBS with the SEC on September 10, 2018, remains in full force and effect. In the event that the Merger Agreement is terminated prior to the Effective Time for any reason, the Amendment shall be deemed null and void ab initio.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.3 hereto and is incorporated herein by reference.

Employment Agreement for President and Chief Executive Officer of the Surviving Corporation

On August 13, 2019, Viacom entered into an employment agreement with Mr. Bakish (the “Bakish Agreement”), which will be assumed by the Surviving Corporation at the Closing, and provides that Mr. Bakish will serve as President and Chief Executive Officer of the Surviving Corporation from the Closing through the fourth anniversary of the Closing, subject to one-year extensions beginning on the third anniversary of the Closing. Mr. Bakish’s base salary will be $3,100,000 per year. Mr. Bakish will be eligible to receive annual grants of equity compensation with an aggregate target value of $16,000,000. Mr. Bakish’s target annual cash bonus under the Surviving Corporation’s senior executive short-term incentive plan will be $12,400,000. His actual bonus will be determined in the manner set forth in such plan.

In the event of a termination without “cause” or resignation for “good reason” (which includes the Surviving Corporation’s failure to extend the term), Mr. Bakish is entitled to (1) continue to receive his base salary and target bonus for 24 months, (2) a pro-rated bonus, (3) continued medical and dental benefits and life insurance coverage through the end of the term, but no less than 24 months, and (4) full vesting of his equity awards, at target performance where applicable. Such compensation and benefits will not be subject to mitigation or offset.

Following the Closing, Mr. Bakish will receive a one-time grant of restricted stock units of the Surviving Corporation with a grant date value of $5,000,000, vesting in equal installments on each of the first four anniversaries of the Closing.

In the event of a qualifying termination prior to the second anniversary of the Closing, Mr. Bakish will receive benefits under the Viacom Inc. Executive Retention Plan, which provides for benefits that are substantially similar to the Retention Plan (as defined below), if such benefits would be greater than those provided under the Bakish Agreement.

The other terms and conditions of the Bakish Agreement are substantially similar to the terms and conditions of the employment agreement between Viacom and Mr. Bakish, dated as of December 12, 2016.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

CBS Corporation Senior Executive Retention Plan

The CBS Corporation Senior Executive Retention Plan (the “Retention Plan”) became effective concurrently with the execution of the Merger Agreement on August 13, 2019. Certain key corporate employees other than Mr. Ianniello (including Ms. Spade, Jonathan H. Anschell, Executive Vice President, Deputy General Counsel and Secretary of CBS, and Richard M. Jones, Executive Vice President, General Tax Counsel and Chief Veteran Officer of CBS) are participants in the Retention Plan, pursuant to which each such employee is entitled to receive certain severance payments and benefits upon a termination of employment by the Company without Cause (as such term is defined in the participating executive’s employment agreement), a resignation for Good Reason (as such term is defined in the participating executive’s employment agreement), or a termination of employment by the Company following a non-renewal of the participating executive’s employment agreement under circumstances that would entitle such participating executive to the payment of severance benefits during the Retention Plan Term (each, a “Qualifying Termination”). The Retention Plan will continue until the earliest of the second anniversary of the Closing, the date that the Merger Agreement is terminated and the date the Company publicly states that the Merger has been abandoned (the “Retention Plan Term”).

Upon a Qualifying Termination, each participating executive is entitled to (1) a cash severance payment equal to three times the sum of (i) the participating executive’s base salary and (ii) the higher of (a) the participating executive’s average bonus for fiscal years 2016, 2017 and 2018 or (b) the participating executive’s then-current target bonus, (2) a prorated annual bonus for the year of such Qualifying Termination, based on target bonus level, (3) continued health and welfare coverage for three years, (4) twelve months of executive-level outplacement services, (5) full vesting, as of the date of such Qualifying Termination, of all unvested stock options, restricted stock units (“RSUs”) and performance stock units (“PSUs”), with PSUs based on target performance, (6) a waiver of the non-competition covenant contained in the participating executive’s employment agreement and (7) a waiver of the requirement under the participating executive’s employment agreement to mitigate the amount of payments provided by seeking other employment. In addition, stock options will remain exercisable for three years following the date of the participating executive’s Qualifying Termination, or through their expiration date, if earlier. Payments under the Retention Plan are subject to the participating executive providing an irrevocable release of claims and will replace any other severance benefits for which a participating executive may otherwise be eligible; provided that the severance payments and benefits under the Retention Plan are more valuable in the aggregate than the severance benefits provided under any other agreement or arrangement for which a participating executive may otherwise be eligible.

If a participating executive meets the eligibility criteria of the CBS Retiree Medical Plan as of the date of his or her Qualifying Termination, the participating executive shall be vested in the right to elect to participate in the CBS Retiree Medical Plan under the terms of such plan in effect on the date of the participating executive’s Qualifying Termination, in lieu of the medical coverage described in clause (3) of the immediately preceding paragraph. To the extent the coverage under the CBS Retiree Medical Plan for which the participating executive is eligible would require payment of a premium (i.e., coverage is not fully subsidized by the Company), premiums for the first three years of such retiree medical coverage shall be paid by CBS, and an amount equal to the amount of such subsidized premium will be reported as taxable income to the participating executive to the extent required by law.

If the payments trigger an excise tax under Section 4999 pursuant to Section 280G of the Internal Revenue Code, payments may be reduced so that the participating executive receives the highest after-tax amount.

The foregoing description of the Retention Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Retention Plan, which the Company expects to file with its quarterly report on Form 10-Q for the period ending September 30, 2019.

Employment Arrangements

On August 13, 2019, in connection with the execution of the Merger Agreement, the Company entered into (1) a letter agreement (the “Ianniello Amendment”) with Mr. Ianniello, President and Acting Chief Executive Officer of CBS, which amends Mr. Ianniello’s prior employment agreement dated July 1, 2017, as amended by the letter agreements dated September 9, 2018 and April 23, 2019 (collectively, the “Existing Ianniello Agreement”) and (2) a new employment agreement with Ms. Spade (the “New Spade Agreement”), Executive Vice President, Chief Financial Officer of CBS, which will replace Ms. Spade’s prior employment agreement dated October 18, 2018. In addition, the Company approved the form of employment agreement with Mr. Ianniello, to be entered into and effective as of the Closing (the “New Ianniello Agreement”) reflecting the terms of Mr. Ianniello’s employment with the Surviving Corporation as its Chairman and Chief Executive Officer of the CBS business.

The Ianniello Amendment

On August 13, 2019, concurrently with the execution of the Merger Agreement, the Company entered into the Ianniello Amendment with Mr. Ianniello. The Ianniello Amendment extends the term of Mr. Ianniello’s employment as the Company’s President and Acting Chief Executive Officer from December 31, 2019 to the earlier of (1) February 1, 2020 and (2) at the election of the Company, the termination of the Merger Agreement, but not earlier than December 31, 2019. The Company may elect to extend the term for successive 30-day periods after February 1, 2020, but in no event beyond May 13, 2020, by providing notice to Mr. Ianniello at least 30 days prior to the then-current expiration date and payment of a $1,000,000 monthly extension fee. The Ianniello Amendment also provides that Mr. Ianniello will execute the New Ianniello Agreement (as further discussed below) upon the Closing in connection with his anticipated role with the Surviving Corporation as its Chairman and Chief Executive Officer of the CBS business and eliminates his consulting obligations to the Company under the Existing Ianniello Agreement.

In addition to continued compensation and benefits as under the Existing Ianniello Agreement, as an inducement for Mr. Ianniello to enter into the Ianniello Amendment and to immediately align his interests with those of the Company’s and the Surviving Corporation’s stockholders, he was awarded a one-time grant of 450,000 RSUs as of the execution of the Ianniello Amendment (the “Merger RSU Award”) in lieu of any additional equity awards under the Ianniello Amendment and the New Ianniello Agreement. The Merger RSU Award shall vest (1) as to one-fifth of the RSUs subject to the award, on the three-month anniversary of the Closing and (2) as to the remaining four-fifths of the RSUs subject to the award, ratably over the succeeding twelve months thereafter, generally subject to Mr. Ianniello’s continued employment through each such vesting date. Upon entry into the New Ianniello Agreement at Closing, Mr. Ianniello will be entitled to receive certain payments and benefits that would otherwise be payable upon a termination without “cause” or for “good reason” in connection with a “corporate event” (each, as defined in the Existing Ianniello Agreement) pursuant to the Existing Ianniello Agreement (the “Deemed Termination Payments”). Any payments delayed for compliance with Section 409A of the Internal Revenue Code will be placed in a rabbi trust.

If Mr. Ianniello’s employment is terminated prior to the Closing for any reason (including upon expiration of the term) other than a termination of his employment by the Company for “cause” or his voluntary resignation without “good reason” prior to February 1, 2020 (or such extended date as may be elected by the Company pursuant to the election described above), Mr. Ianniello will be entitled to receive the Deemed Termination Payments, acceleration of the Merger RSU Award, and without duplication of the Deemed Termination Payments, continuation of certain medical, dental, retirement and life insurance benefits, twelve months of executive-level outplacement services, and two years of certain office support and security services in accordance with the terms of the Existing Ianniello Agreement. Mr. Ianniello’s severance payment will be increased under the Ianniello Amendment to include a lump-sum payment of all unpaid salary and bonus amounts that he would have received under the New Ianniello Agreement had he remained employed until the 15-month anniversary of the Closing. Mr. Ianniello’s receipt of the termination payments, including the Deemed Termination Payments, is subject to Mr. Ianniello’s delivery of a general release to the Company.

The foregoing description of the Ianniello Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Ianniello Amendment, which the Company expects to file with its quarterly report on Form 10-Q for the period ending September 30, 2019.

The New Ianniello Agreement

As contemplated by the Ianniello Amendment, provided that Mr. Ianniello remains employed by the Company through the Closing, Mr. Ianniello and the Surviving Corporation will enter into the New Ianniello Agreement, pursuant to which the Surviving Corporation will employ him as Chairman and Chief Executive Officer of the CBS business. The New Ianniello Agreement provides for a fixed term commencing as of the Closing and ending on the 15-month anniversary thereof, unless terminated earlier. Mr. Ianniello will continue to be responsible for most of the business units and divisions he was responsible for immediately prior to the Closing and he will report to the President and Chief Executive Officer of the Surviving Corporation; provided, however, that the Surviving Corporation Board, by Requisite Approval, will have exclusive authority to remove Mr. Ianniello from his position or modify his duties, authority or responsibilities, subject to Mr. Ianniello’s rights upon termination as described below.

Mr. Ianniello’s cash compensation will remain unchanged from the cash compensation provided to him under the Existing Ianniello Agreement. Other than the Merger RSU Award, Mr. Ianniello shall not be eligible to receive any other equity-based awards under the Ianniello Amendment and the New Ianniello Agreement. Upon any termination of employment under the New Ianniello Agreement (including upon expiration of the term), he will be entitled to receive a prorated target bonus for the year of termination, health and welfare benefits consistent with the Existing Ianniello Agreement and up to 24 months of office support and security services. In addition, upon a termination without “cause” or if he resigns his employment for “good reason” (each as defined in the New Ianniello Agreement), Mr. Ianniello will also be entitled to receive certain severance payments and benefits, including a lump-sum payment of all unpaid salary and bonus amounts that he would have received had he remained employed through the end of the term and acceleration of his unvested equity-based awards (with performance-based awards vesting at target). Mr. Ianniello’s receipt of the termination payments in each of the circumstances described above is subject to Mr. Ianniello’s delivery of a general release to the Surviving Corporation.

Mr. Ianniello and the Surviving Corporation will continue to be subject to certain restrictive covenants, including in the case of Mr. Ianniello, those restricting solicitation of employees, and protecting confidential information and the Surviving Corporation’s ownership of work product, during the term and in certain cases for specified periods following termination of employment. In the event of breach of any such provisions by either party, the New Ianniello Agreement provides the other party equitable relief, including injunctive relief, and other legal remedies.

The foregoing description of the New Ianniello Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Ianniello Agreement attached as Exhibit A to the Ianniello Amendment, which the Company expects to file with its quarterly report on Form 10-Q for the period ending September 30, 2019.

The New Spade Agreement

On August 13, 2019, concurrently with the execution of the Merger Agreement, the Company entered into the New Spade Agreement with Ms. Spade that reflects her new position as Executive Vice President, Chief Financial Officer of the Surviving Corporation. The term of the New Spade Agreement commences as of the Effective Time and will expire on the 24-month anniversary of the Closing, subject to earlier termination in accordance with the terms of the New Spade Agreement.

Ms. Spade’s annual base salary will be $1,400,000 and her target bonus for each calendar year under the New Spade Agreement will be 200% of her base salary as in effect on November 1st of the calendar year, or the last day of Ms. Spade’s employment, if earlier. Ms. Spade’s salary may be increased from time to time in the Surviving Corporation’s discretion. Beginning with the Surviving Corporation’s annual grant for fiscal year 2020, Ms. Spade will be eligible to receive annual awards under the Surviving Corporation’s long-term incentive plan, as determined by the Compensation Committee of the Surviving Corporation Board, with a target value equal to $3,400,000. Ms. Spade will be eligible to participate in arrangements for health, insurance and retirement benefits available to other senior executives of the Surviving Corporation.

In the event that Ms. Spade experiences a Qualifying Termination (as defined above under the heading “CBS Senior Executive Retention Plan”) during or at the end of the term, pursuant to the terms of the New Spade Agreement and that certain Retention Plan participation letter agreement by and between the Company and Ms. Spade, she will receive the payments and benefits owed to her as a participant in the Retention Plan and described above under the heading “CBS Senior Executive Retention Plan.”

Ms. Spade and the Surviving Corporation will continue to be subject to certain restrictive covenants, including in the case of Ms. Spade those restricting solicitation of employees, noncompetition, and protecting confidential information and the Surviving Corporation’s ownership of work product, during the term and for specified periods following termination of employment; provided, however, the twelve-month post-termination non-compete shall only apply to the extent Ms. Spade is terminated for “cause” or resigns without “good reason” (each as defined in the New Spade Agreement). In the event of breach of any such provisions by either party, the New Spade Agreement provides the other party equitable relief, including injunctive relief, and other legal remedies.

The foregoing description of the New Spade Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Spade Agreement, which the Company expects to file with its quarterly report on Form 10-Q for the period ending September 30, 2019.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of August 13, 2019, by and between CBS Corporation and Viacom Inc.

10.1	Support Agreement, dated as of August 13, 2019, by and among the parties listed therein.

10.2	Governance Agreement, dated as of August 13, 2019, by and among the parties listed therein.

10.3	Amendment No. 1 to the Settlement and Release Agreement, dated as of August 13, 2019, by and among the parties listed therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Important Information About the Transaction and Where To Find It

In connection with the proposed transaction between CBS and Viacom, CBS will file with the SEC a registration statement on Form S-4 that will include a joint consent solicitation statement of CBS and Viacom and that will also constitute a prospectus of CBS. CBS and Viacom may also file other documents with the SEC regarding the proposed transaction.

This document is not a substitute for the joint consent solicitation statement/prospectus or registration statement or any other document which CBS or Viacom may file with the SEC. INVESTORS AND SECURITY HOLDERS OF CBS AND VIACOM ARE URGED TO READ THE REGISTRATION STATEMENT, WHICH WILL INCLUDE THE JOINT CONSENT SOLICITATION STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the registration statement on Form S-4 (when available), which will include the joint consent solicitation statement/prospectus, and other documents filed with the SEC by CBS and Viacom through the website maintained by the SEC at www.sec.gov or by contacting the investor relations department of CBS (+1-212-975-4321 or +1-877-227-0787; investorrelations@CBS.com) or Viacom (+1-212-846-6700 or +1-800-516-4399; investor.relations@Viacom.com).

Participants in the Solicitation

CBS and Viacom and their respective directors and executive officers may be deemed to be participants in the solicitation of consents in respect of the proposed transaction. Information regarding CBS’ directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in CBS’ Form 10-K for the fiscal year ended December 31, 2018 and its proxy statement filed on April 12, 2019, both of which are filed with the SEC. Information regarding Viacom’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Viacom’s Form 10-K for the fiscal year ended September 30, 2018 and its proxy statement filed on January 25, 2019, both of which are filed with the SEC. A more complete description and information regarding directors and executive officers will be included in the registration statement on Form S-4 or other documents filed with the SEC when they become available. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and is not intended to and does not constitute an offer to subscribe for, buy or sell, or the solicitation of an offer to subscribe for, buy or sell, or an invitation to subscribe for, buy or sell any securities or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, invitation, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Cautionary Notes on Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “may,” “target,” similar expressions and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the proposed transaction or to make any filing or take other action required to consummate such transaction in a timely matter or at all. Important risk factors that may cause such a difference include, but are not limited to (1) the proposed transaction may not be completed on anticipated terms and timing, (2) a condition to closing of the transaction may not be satisfied, including obtaining regulatory approvals, (3) the anticipated tax treatment of the transaction may not be obtained, (4) the potential impact of unforeseen liabilities, future capital expenditures, revenues, costs, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of the combined business after the consummation of the transactions, (5) potential litigation relating to the proposed transaction that could be instituted against CBS, Viacom or their respective directors, (6) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transactions, (7) any negative effects of the announcement, pendency or consummation of the transactions on the market price of CBS’ or Viacom’s common stock and on CBS’ or Viacom’s operating results, (8) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction, (9) the risks and costs associated with the integration of, and the ability of CBS and Viacom to integrate, the businesses successfully and to achieve anticipated synergies, (10) the risk that disruptions from the proposed transaction will harm CBS’ or Viacom’s business, including current plans and operations, (11) the ability of CBS or Viacom to retain and hire key personnel and uncertainties arising from leadership changes, (12) legislative, regulatory and economic developments, (13) the other risks described in CBS’ and Viacom’s most recent annual reports on Form 10-K and quarterly reports on Form 10-Q and (14) management’s response to any of the aforementioned factors.

These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the joint consent solicitation statement/prospectus that will be included in the registration statement on Form S-4 that will be filed with the SEC in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form S-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on CBS’ or Viacom’s consolidated financial condition, results of operations, credit rating or liquidity. Neither CBS nor Viacom assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2019	CBS CORPORATION (Registrant)

	By:	/s/ Laura Franco
Laura Franco
Executive Vice President, General Counsel